    As filed with the Securities and Exchange Commission on December 23, 1997
                                                 Registration No. 333-________
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                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549


                                       FORM S-8
                                REGISTRATION STATEMENT
                                        Under
                              The Securities Act of 1933


                                 ST. JOE CORPORATION
                (Exact name of registrant as specified in its charter)

                                      ---------

            FLORIDA                                        59-0432511
   (State or other jurisdiction                           (IRS Employer
 of incorporation or organization)                      Identification No.)


                           1650 PRUDENTIAL DRIVE, SUITE 400
                             JACKSONVILLE, FLORIDA 32207
                 (Address of principal executive offices) (Zip Code)


                                 ST. JOE CORPORATION
                              1997 STOCK INCENTIVE PLAN
                               (Full title of the Plan)


                                   PETER S. RUMMELL
                  CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER
                                 ST. JOE CORPORATION
                           1650 PRUDENTIAL DRIVE, SUITE 400
                             JACKSONVILLE, FLORIDA 32207
                       (Name and address of agent for service)
                                    (904) 396-6600
            (Telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE
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
  Title of                            Proposed Maximum     Proposed Maximum
 Securities           Amount              Offering             Aggregate         Amount of
   to be              to be                Price               Offering        Registration
 Registered        Registered (1)       per Share (2)          Price (2)           Fee
 ----------        --------------       -------------          ---------           ---
Common Stock        2,010,160             $92.50           $185,939,800         $54,853
Options             2,010,160               N/A                N/A                N/A

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 1997 Stock Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of St. Joe Corporation.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended (the "1933 Act"), on the basis of the average of the high and low price per share of Common Stock of St. Joe Corporation on December 18, 1997.

                                       PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

    St. Joe Corporation (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "SEC"):

    (a) The Registrant's report on Form 10-K for the fiscal year ended December 31, 1996;

    (b) The Registrant's report on Form 10-Q for the fiscal quarters ended March 31, 1997, June 30, 1997 and September 30, 1997; and

    (c) The Registrant's SEC File No. 1-10466 on Form 8-A filed with the SEC on March 16, 1990, pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), together with amendments thereto, in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

    All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  DESCRIPTION OF SECURITIES

         Not Applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not Applicable.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    The Registrant shall indemnify each officer and director, whether or not then in office, (and his or her executor, administrator and heirs), against all reasonable expenses actually and necessarily incurred, including but not limited to, judgments, costs and counsel fees in connection with the defense of any litigation, civil or administrative action, suit or proceeding, to which he or she may have been made a party because he or she is or was a director or officer of the Registrant. He or she shall have no right to reimbursement, however, in relation to matters as to which he or she had been adjudged liable to the Registrant for negligence or misconduct in the performance of his or her duties or was derelict in the performance of his or her duty as director or officer by reason of willful misconduct, bad faith, gross negligence or reckless disregard of the duties of his or her office or employment. The right to indemnity for expenses shall also apply to expenses in connection with suits that are compromised or settled if (1) the court having jurisdiction of the action shall approve such settlement, or (2) a majority of the Board of Directors, excluding interested directors, votes to approve such settlement. As used in this paragraph an "interested director or officer" is one against whom the proceeding in question or another proceeding on the same or similar grounds is then pending.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not Applicable.

Item 8.  EXHIBITS

Exhibit Number     Exhibit
--------------     -------

    4 Instrument Defining Rights of Stockholders. Reference is made to Registrant's Registration Statement No. 1-10466 on Form 8-A, which is incorporated by reference pursuant to
                   Item 3(c) of this Registration Statement.

    5              Opinion and consent of General Counsel of Registrant.

   23.1            Consent of KPMG Peat Marwick LLP

   23.2            Consent of General Counsel of Registrant is contained in
                   Exhibit 5.

   24 Power of Attorney. Reference is made to page II-4 of this Registration Statement.

Item 9.  UNDERTAKINGS

         A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; PROVIDED, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the 1997 Stock Incentive Plan under which the shares to be registered on this Registration Statement will be issued.

         B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida on this fifth day of December, 1997.

                                       ST. JOE CORPORATION

                                       By: /s/  Peter S. Rummell
                                           -----------------------------------
                                           Peter S. Rummell
                                           Chairman of the Board and
                                            Chief Executive Officer



                                  POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

         That the undersigned officers and directors of St. Joe Corporation, a Florida corporation, do hereby constitute and appoint Charles A. Ledsinger, Jr. as the lawful attorney-in-fact and agent with full power and authority to do any and all acts and things and to execute any and all instruments which said attorney and agent determines may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorney and agent shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

         IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of the date indicated.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                       Title                         Date
---------                       -----                         ----

/s/  Peter S. Rummell           Chairman of the Board and     December 5, 1997
-----------------------------   Chief Executive Officer
Peter S. Rummell                (Principal Executive Officer)

/s/ Charles A. Ledsinger, Jr.   Chief Financial Officer       December 10, 1997
-----------------------------   (Principal Financial
Charles A. Ledsinger, Jr.       and Accounting Officer)

Signature                       Title                         Date
---------                       -----                         ----

/s/  Jacob C. Belin             Director                      December 15, 1997
-----------------------------
Jacob C. Belin

/s/  Russell B. Newton, Jr.     Director                      December 4, 1997
-----------------------------
Russell B. Newton, Jr.

/s/  John J. Quindlen           Director                      December 5, 1997
-----------------------------
John J. Quindlen

/s/  Walter L. Revell           Director                      December 5, 1997
-----------------------------
Walter L. Revell

/s/  Frank S. Shaw, Jr.         Director                      December 5, 1997
-----------------------------
Frank S. Shaw, Jr.

/s/  Winfred L. Thornton        Director                      December 15, 1997
-----------------------------
Winfred L. Thornton

/s/  John D. Uible              Director                      December 8, 1997
-----------------------------
John D. Uible

/s/  Carl F. Zellers, Jr.       Director                      December 5, 1997
-----------------------------
Carl F. Zellers, Jr.

                                  EXHIBIT INDEX

                                                                               Sequentially
Exhibit Number    Exhibit                                                      Numbered Page
--------------    -------                                                      -------------
    4             Instrument Defining Rights of Stockholders.  Reference is
                  made to Registrant's Registration Statement No. 1-10466 on
                  Form 8-A, which is incorporated by reference pursuant to
                  Item 3(c) of this Registration Statement.

    5             Opinion and consent of General Counsel of Registrant.

   23.1           Consent of KPMG Peat Marwick LLP

   23.2           Consent of General Counsel of Registrant is contained in
                  Exhibit 5.

   24 Power of Attorney. Reference is made to page II-4 of this Registration Statement.